UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 13, 2023
 _____________________
PALO ALTO NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3000 Tannery Way
Santa Clara, California 95054
(Address of principal executive office, including zip code)
(408) 753-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PANW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 13, 2023, Palo Alto Networks, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), by and among the Company, the lenders from time to time party thereto and Wells Fargo Bank, N.A., as administrative agent (the “Administrative Agent”). The Credit Agreement provides for an unsecured revolving loan facility in an initial aggregate principal amount of $400.0 million. The Company may from time to time arrange with existing lenders and/or new lenders, subject to certain requirements, to provide up to an aggregate of $350.0 million in additional commitments (for an aggregate amount of up to $750.0 million). As of April 13, 2023, there were no outstanding revolving loans under the Credit Agreement.

The proceeds of the loans under the Credit Agreement may be used by the Company for general corporate purposes of the Company and its subsidiaries. The Company may borrow, repay and reborrow funds under the revolving facility until its maturity on April 13, 2028 (the “Maturity Date”). On the Maturity Date, the revolving facility will terminate, and all outstanding loans under such facility, together with all accrued and unpaid interest, must be repaid. Revolving loans may be prepaid and revolving loan commitments may be permanently reduced by the Company in whole or in part, subject to certain minimum thresholds, without penalty or premium, subject to customary breakage costs.

Unused commitments under the Credit Agreement will be subject to a commitment fee, payable in arrears on the last business day of each calendar quarter, ranging from 0.090% to 0.150%, depending on the Company’s leverage ratio (determined pursuant to the Credit Agreement) at such time. The Company is also obligated to pay other customary closing fees and administration fees for a credit facility of this size and type.

Borrowings under the Credit Agreement will bear interest, at the Company’s option, at either: (i) the Base Rate (as defined in the Credit Agreement), plus the Applicable Rate (as defined in the Credit Agreement) or (ii) the Adjusted Term SOFR (as defined in the Credit Agreement), plus the Applicable Rate. The Applicable Rate in each case is determined based on the Company’s leverage ratio (determined pursuant to the Credit Agreement) and ranges from 0.00% to 0.375% for borrowings bearing interest at the Base Rate and 1.00% to 1.375% for borrowings bearing interest based on the Adjusted Term SOFR. Interest is payable on the last business day of March, June, September and December with respect to borrowings bearing interest at the Base Rate, or on the last day of an interest period, but at least every three months, with respect to borrowings bearing interest at the Adjusted Term SOFR.

Under the Credit Agreement, the commitment fee and interest rates are subject to upward or downward adjustments if the Company achieves, or fails to achieve, certain specified sustainability targets with respect to greenhouse gas emissions reductions. Such upward or downward sustainability adjustments may be up to 0.01% per annum in the case of the commitment fee and up to 0.05% per annum in the case of the interest rate margins.

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants. The negative covenants include restrictions on the ability of the subsidiaries of the Company to incur indebtedness and the ability of Company and its subsidiaries to create liens, make certain investments, and make certain restricted payments, in each case, subject to certain exceptions. Further, the Credit Agreement contains covenants requiring the Company to maintain (i) a leverage ratio (determined in accordance with the Credit Agreement) not to exceed 3.50 to 1.00 as of the last day of each fiscal quarter, beginning on July 31, 2023, provided that upon the consummation of any material acquisition (determined in accordance with the Credit Agreement), the leverage ratio will increase to 4.00 to 1.00 for the period beginning with the fiscal quarter in which the material acquisition was consummated and each of the four immediately following fiscal quarters, and (ii) an interest coverage ratio (determined in accordance with the Credit Agreement) of at least 3.00 to 1.00 as of the last day of each fiscal quarter, beginning on July 31, 2023.

The Credit Agreement contains events of default that include, among others, non-payment of principal, interest or fees, breach of covenants, inaccuracy of representations and warranties, cross defaults to certain other indebtedness, bankruptcy and insolvency events with respect to the Company and certain of its subsidiaries, material judgments, and events constituting a change of control. If any principal is not paid when due, interest on such amount will accrue at an increased rate. Upon the occurrence and during the continuance of an event of default, the lenders may accelerate the Company’s obligations under the Credit Agreement; however, that acceleration will be automatic in the case of bankruptcy and insolvency events of default involving the Company.

The Administrative Agent and the other lenders have engaged in, and may in the future engage in, other commercial dealings in the ordinary course of business with the Company or its affiliates. The Administrative Agent and the other lenders thereto have received, or may in the future receive, customary fees and commissions for such transactions.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Credit Agreement dated as of April 13, 2023 among Palo Alto Networks, Inc., the lenders party hereto and Wells Fargo Bank, National Association, as administrative agent
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

By:	/s/ DIPAK GOLECHHA
Dipak Golechha
Chief Financial Officer

Date: April 19, 2023